As filed with the Securities and Exchange Commission on January 14, 1998
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933

                             ---------------------

                                  XILINX, INC.
             (Exact name of Registrant as specified in its charter)


        Delaware                                            77-0188631
(State of incorporation)                                (I.R.S. Employer
                                                       Identification No.)

                                2100 Logic Drive
                          San Jose, California  95124
                    (Address of Principal Executive Offices)


                             ---------------------

                                1997 Stock Plan
                  1990 Employee Qualified Stock Purchase Plan
                           (Full title of the Plans)

                             ---------------------

                              Willem P. Roelandts
                            Chief Executive Officer
                                  XILINX, INC.
                                2100 Logic Drive
                          San Jose, California  95124
                                 (408) 559-7778
           (Name, address and telephone number of agent for service)

                             ---------------------

                                   Copies to:

                                 Steve Bochner
                       WILSON, SONSINI, GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                          Palo Alto, California  94304

================================================================================

                        CALCULATION OF REGISTRATION FEE


======================================================================================================
                                                                            PROPOSED
                                                             MAXIMUM         MAXIMUM         AMOUNT
                                                 AMOUNT      OFFERING       AGGREGATE          OF
      TITLE OF EACH CLASS OF SECURITIES          TO BE        PRICE         OFFERING      REGISTRATION
              TO BE REGISTERED                 REGISTERED  PER UNIT(1)        PRICE           FEE
------------------------------------------------------------------------------------------------------
Common Stock issuable under 1997 Stock Plan     3,250,000  $36.15625     $117,507,812.50    $35,608.43
------------------------------------------------------------------------------------------------------

Common Stock issuable under 1990 Employee       1,000,000   36.15625       36,156,250.00     10,956.44
 Qualified Stock Purchase Plan
------------------------------------------------------------------------------------------------------
Total                                           4,250,000   36.15625      153,664,062.50     46,564.87
======================================================================================================

(1) Estimated solely for the purpose of computing the registration fee. Computed in accordance with Rule 457(h), based on the average of the bid and asked prices per share of the Registrant's Common Stock as of January 13, 1998.

                             ---------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference
        ---------------------------------------

        The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement:

                (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 29, 1997.

                (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly periods ended June 28, 1997 and September 27, 1997.

                (c) The description of common stock contained in Registrant's Registration Statement on Form 8-A (Registration No. 0-18548) filed on April 27, 1990 under the Securities Exchange Act of 1934, including any amendment or report subsequently filed by Registrant for the purpose of updating that description.

        In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities
        -------------------------

        Not applicable.

Item 5. Interests of Named Experts and Counsel
        --------------------------------------

        Not applicable.

Item 6. Indemnification of Directors and Officers
        -----------------------------------------

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including circumstances in which indemnification is otherwise discretionary under Delaware law.

     The Registrant currently carries indemnity insurance pursuant to which its directors and officers are insured under certain circumstances against certain liabilities or losses, including liabilities under the Securities Act. The Registrant has entered into indemnity agreements with certain directors and executive officers. These agreements, among other things, indemnify the directors and executive officers for certain expenses (including attorneys' fees), judgments, fines, and settlement payments incurred by such persons in any action, including any action by or in the right of the Registrant, in connection with the good faith performance of their duties as a director or officer. The indemnification agreements also provide for the advance payment by the Registrant of defense expenses incurred by the director or officer; however, the affected director or officer must undertake to repay such amounts advanced if it is ultimately determined that such director or officer is not entitled to be indemnified.

Item 7. Exemption from Registration Claimed
        -----------------------------------

        Not applicable.

Item 8. Exhibits
        --------

        The following Exhibits are filed as a part of this Registration
Statement:

                5.1  Opinion of Wilson, Sonsini, Goodrich & Rosati

               23.1 Consent of Ernst & Young LLP, Independent Auditors

               23.2 Consent of Wilson, Sonsini, Goodrich & Rosati (included in
                    Exhibit 5.1 herein).

               24.1 Power of Attorney (see page II-4)

Item 9. Undertakings
        ------------

        (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

        (c) Insofar, as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the California General Corporations Code, the Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and it officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the such issue.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 14th day of January, 1998.

                                         XILINX, INC.

                                         By:  /s/ Willem P. Roelandts
                                              ---------------------------------
                                              Willem P. Roelandts
                                              Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

     Each Director and/or officer of the Registrant whose signature appears below hereby appoints Willem P. Roelandts and Robert Hinckley and each of them severally, as his attorney-in-fact, to sign in his name and behalf, in any and all capacities stated below, and to file with the Commission any and all amendments, including post-effective amendments, to this registration statement, and the Registrant hereby also appoints each such person as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated:

          SIGNATURE                            TITLE                       DATE
      ----------------                     -------------                ----------

/s/ Willem P. Roelandts         Chief Executive Officer (Principal   January 14, 1998
------------------------------  Executive Officer) and Director
Willem P. Roelandts

/s/Gordon M. Steel              Senior Vice President, Finance and   January 14, 1998
------------------------------  Chief Financial Officer (Principal
Gordon M. Steel                 Financial and Accounting Officer)


/s/ Bernard V. Vonderschmitt    Chairman of the Board of Directors   January 14, 1998
------------------------------
Bernard V. Vonderschmitt

/s/ John L. Doyle               Director                             January 14, 1998
------------------------------
John L. Doyle

/s/ Philip T. Gianos            Director                             January 14, 1998
------------------------------
Philip T. Gianos

/s/ William G. Howard           Director                             January 14, 1998
------------------------------
William G. Howard

                                     II-4